UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES
Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934

Shearson American REIT, Inc.
(Formerly Known As PSA, INC.)
 (Exact name of registrant as specified in its charter)

Nevada	88-0212662
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

540 Brickell Key Drive, Suite 1024, Miami, Florida	33131
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (213) 616-0558

Securities to be registered pursuant to Section 12(b) of the Exchange Act: None

Securities to be registered pursuant to Section 12(g) of the Exchange Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, $0.001 par value	NASD OTC Bulletin Board

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ] Accelerated filer [ ]; Non-accelerated filer [ ]; Smaller reporting company [X]

INDEX TO THE FORM 10

PART I

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

The information in this report contains forward-looking statements. All statements other than statements of historical fact made in this report are forward looking. In particular, the statements herein regarding future results of operations or financial position are forward-looking statements. These forward-looking statements can be identified by the use of words such as “believes,” “estimates,” “could,” “possibly,” “probably,” anticipates,” “projects,” “expects,” “may,” “will,” or “should” or other variations or similar words. No assurances can be given that the future results anticipated by the forward-looking statements will be achieved. Forward-looking statements reflect management’s current expectations and are inherently uncertain. Our actual results may differ significantly from management’s expectations.

The following discussion and analysis should be read in conjunction with our financial statements, included herewith. This discussion should not be construed to imply that the results discussed herein will necessarily continue into the future, or that any conclusion reached herein will necessarily be indicative of actual operating results in the future. Such discussion represents only the best present assessment of our management.

ITEM 1.  DESCRIPTION OF BUSINESS

General

SHEARSON AMERICAN REIT, INC. ("SHEARSON") was originally incorporated as PSA, INC. (“PSA”), a California Corporation on May 27, 1994.

CHANGES IN CONTROL OF REGISTRANT

 PSA, Inc. ("PSA" or the "Company") became a publicly-held company upon completion of its merger in April 1998 with American Telecommunications Standard International, Inc. ("ASAT"), originally incorporated in Nevada in 1985. In connection with the merger, ASAT changed its trading symbol from ASAT to PSAZ. On September 22, 1998, the Company changed its trading symbol to PSAX and then back to PSAZ on July 31, 2001. The Company's shares of common stock were traded on OTC Bulletin Board.

Upon effectiveness of the merger, pursuant to Rule12g-3(a) of the General Rules and Regulations of the Securities and Exchange Commission, PSA elected to change its name from ASAT to PSA, INC. for reporting purposes under the Securities Exchange Act of 1934 and elected to report under the Act effective February 18, 2000.

Subsequently, PSA, Inc., a Nevada Corporation, acquired all of the outstanding shares of Common stock of Canticle Corporation ("Canticle"), a Delaware Corporation, from the shareholders thereof in an exchange for an aggregate of 56,000 shares of common stock of PSA (the "Acquisition"). As a result, Canticle became a wholly-owned subsidiary of PSA.

The Acquisition of Canticle was approved by the unanimous consent of the Board of Directors of PSA on February 11, 2000. The Acquisition was effective February 18, 2000. The Acquisition was intended to qualify as a reorganization within the meaning of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended.

PSA had 31,500,235 shares of common stock issued and outstanding prior to the Acquisition and 31,556,235 shares issued and outstanding following the Acquisition.

Upon effectiveness of the Acquisition, pursuant to Rule12g-3(a) of the General Rules and Regulations of the Securities and Exchange Commission, PSA elected to become the successor issuer to Canticle for reporting purposes under the Securities Exchange Act of 1934 and elected to report under the Act effective February 18, 2000.

Ownership control has not changed since the original incorporation of PSA, Inc. in California on May 27, 1994.

GENERAL BUSINESS PLAN

The Company changed its name in October, 2009 to Shearson American REIT, Inc. with the purpose of creating a development stage Real Estate Investment Trust, (REIT).

The Board of Directors authorized the development of a Business Plan and an implementation document to qualify as a Real Estate Investment Trust (REIT) and or acquire an existing REIT.  It was further resolved that the Company would do business as (DBA) PSA, Inc. until such time as it qualifies as a REIT.

A REIT security sells like a stock on the major exchanges and invests in real estate directly, either through properties or mortgages.

REITs receive special tax considerations and typically offer investors high yields, as well as a highly liquid method of investing in real estate.

Equity REITs: Equity REITs invest in and own properties (thus responsible for the equity or value of their real estate assets).  Their revenues come principally from their properties’ rents.

Mortgage REITs: Mortgage REITs deal in investment and ownership of property mortgages. These REITs loan money for mortgages to owners of real estate, or purchase existing mortgages or mortgage-backed securities. Their revenues are generated primarily by the interest that they earn on the mortgage loans.

Hybrid REITs: Hybrid REITs combine the investment strategies of equity REITs and mortgage REITs by investing in both properties and mortgages. Individuals can invest in REITs either by purchasing their shares directly on an open exchange or by investing in a mutual fund that specializes in public real estate. An additional benefit to investing in REITs is the fact that many are accompanied by dividend reinvestment plans (DRIPs). Among other things, REITs invest in shopping malls, office buildings, apartments, warehouses and hotels. Some REITs will invest specifically in one area of real estate - shopping malls, for example - or in one specific region, state or country. Investing in REITs is a liquid, dividend-paying means of participating in the real estate market.

SHEARSON will attempt to locate and negotiate with a business entity or an existing REIT for the combination of that target company with SHEARSON.  The combination will normally take the form of a merger, stock-for-stock exchange or stock-for-assets exchange.  In most instances the target company will wish to structure the business combination to be within the definition of a tax-free reorganization under Section 351 or Section 368 of the Internal Revenue Code of 1986, as amended.

No assurances can be given that SHEARSON will be successful in locating or negotiating with any target company.

SHEARSON has been formed to provide a method for a foreign or domestic private company to become a reporting company with a class of securities registered under the Securities Exchange Act of 1934.

ASPECTS OF A REPORTING COMPANY:

There are certain perceived benefits to being a reporting company. These are commonly thought to include the following:

•	increased visibility in the financial community;
•	provision of information required under Rule 144 for trading of eligible securities;
•	compliance with a requirement for admission to quotation on the OTC Bulletin Board or on the NASDAQ Capital Market;
•	the facilitation of borrowing from financial institutions;
•	increased valuation;
•	greater ease in raising capital;
•	compensation of key employees through stock options for which there may be a market valuation;
•	enhanced corporate image.

There are also certain perceived disadvantages to being a reporting company. These are commonly thought to include the following:

•	requirement for audited financial statements;
•	required publication of corporate information;
•	required filings of periodic and episodic reports with the Securities and Exchange Commission;
•	increased rules and regulations governing management, corporate activities and shareholder relations.

COMPARISON WITH INITIAL PUBLIC OFFERING

Certain private companies may find a business combination more attractive than an initial public offering of their securities.  Reasons for this may include the following:

•	inability to obtain an underwriter;
•	possible larger costs, fees and expenses of a public offering;
•	possible delays in the public offering process;
•	greater dilution of outstanding securities.

Certain private companies may find a business combination less attractive than an initial public offering of their securities.  Reasons for this may include the following:

•	no investment capital raised through a business combination;
•	no underwriter support of trading.

POTENTIAL TARGET COMPANIES

Business entities, if any, which may be interested in a combination with SHEARSON, may include the following:

•	a company for which a primary purpose of becoming public is the use of its securities for the acquisition of assets or businesses;
•	a company which is unable to find an underwriter of its securities or is unable to find an underwriter of securities on terms acceptable to it;
•	a company which wishes to become public with less dilution of its securities than would occur upon an underwriting;
•	a company which believes that it will be able to obtain investment capital on more favorable terms after it has become public;
•	a foreign company which may wish an initial entry into the United States securities market;
•	a special situation company, such as a company seeking a public market to satisfy redemption requirements under a qualified Employee Stock Option Plan;
•	a company seeking one or more of the other perceived benefits of becoming a public company.

A business combination with a target company or an existing REIT will normally involve the transfer to the target company of the majority of the issued and outstanding common stock of SHEARSON and the substitution by the target company of its own management and board of directors.

No assurances can be given that SHEARSON will be able to enter into any business combination, as to the terms of a business combination, or as to the nature of a target company.

The proposed business activities described herein classify SHEARSON as a "blank check" company.  The Securities and Exchange Commission and certain states have enacted statutes, rules and regulations limiting the public sale of securities of blank check companies.  SHEARSON will not make any efforts to cause a market to develop in its securities until such time as SHEARSON has successfully implemented its business plan and it is no longer classified as a blank check company.

SHEARSON is voluntarily filing this registration statement with the Securities and Exchange Commission and is under no obligation to do so under the Exchange Act.  SHEARSON will continue to file all reports required of it under the Exchange Act until a business combination has occurred.  A business combination will normally result in a change in control and management of SHEARSON.  Since a principal benefit of a business combination with SHEARSON would normally be considered its status as a reporting company, it is anticipated that SHEARSON will continue to file reports under the Exchange Act following a business combination.  No assurance can be given that this will occur or, if it does, for how long.

We presently have no employees apart from our management. All of our officers and directors are engaged in outside business activities and anticipate that they will devote to our business very limited time until the acquisition of a successful business opportunity has been identified. We expect no significant changes in the number of our employees other than such changes, if any, incident to a business combination.

On January 26, 2010 the Company received notice from the U.S. Securities and Exchange Commission in connection with an Order Instituting Administrative Proceedings (“IAP”) pursuant to Section 12(J) of the Securities and Exchange Act of 1934, as amended (“the Exchange Act”).  The IAP was instituted since the Company had been deficient in complying with the Company’s obligations under Exchange Act for several years.  Thereafter all of the company’s securities were involuntarily deregistered pursuant to 12(j) of the Exchange Act which, in part prohibits broker dealers from effecting transactions in the Company’s securities until the securities are registered.  Accordingly, the Company has filed this registration statement to all of its shareholders to enter into public sales of the shares of the Company securities.

Prior to September 11, 2001, PSA, Inc. (PSA) was a holding company for entities that were developing interactive television format with the emerging digital broadcast and interactive technologies, and digital video production and post product services, as well as international tour, travel and entertainment products and services, including an e-commerce platform for purchasing travel services.

PSA has been inactive since 2001. The events of September 11, 2001 caused significant damage to the ability of PSA and its subsidiaries to continue in business beyond that date; as the Company derived all of its revenue from the Travel Industry.  The company’s largest asset, an investment in its subsidiary S.M.A. Real Time Inc., was located blocks from ground zero and filed for bankruptcy in 2003 and was ultimately liquidated in 2005 without any recovery to PSA.

PSA’s operations in the international tour and travel business were closed or sold. The subsidiaries, Royal International Tours, Inc., Travel Treasures, Inc., Jet Vacations, PSAZZ Travel, Inc., PSA Europe AG, PSAZZ TV, Inc., PSAZZ Network, Inc., and PSA Air, Inc. were closed down without any benefit realized by the Company.

The Company had a pending contract with New York Network, LLC which would have included ten low power television licenses under the call sign WBVT-TV, another with Victory Entertainment Corp. and finally a contract with U.S. Dental, Inc.  The Company was unable to complete these acquisitions and any contract cost or advances made towards the acquisitions were lost. None of the Company’s common stock that was planned as part of the consideration for the purchase was issued.

The Company has previously reported that it had completed the sale of 80% of the issued and outstanding stock of PSAZZ Air, Inc.  (“PSAZZ Air”) formerly known as Pacific Southwest Airlines, Inc., an inactive airline majority-owned subsidiary.  The purchaser of PSAZZ Air was John D. Williams, who at the time of purchase was a former Board Member of PSA.  Pursuant to the agreement, PSA was to receive a $1,000,000 note payable within 18 months and to be secured by 312,500 shares of the Company’s Common Stock otherwise issuable to Mr. Williams for the purchase by the Company of 100% of Pacific Southwest Airline Services, Inc. Once the full effect of the events of September 11, 2001 were fully understood the Company unwound this transaction, including the issuance of the Company’s 312,500 shares of the Company’s Common Stock previously noted.

GLOSSARY

"Blank check" company	As used herein, a "blank check" company is a development stage company that has no specific business plan or purpose or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

Business combination	Normally a merger, stock-for-stock or Stock-for-assets exchange with the Target company or the shareholders of the target company.

SHEARSON or the Registrant	The corporation whose common stock is the subject of this registration statement.

Exchange Act	The Securities Exchange Act of 1934, as amended.

Securities Act	The Securities Act of 1933, as amended.

ITEM 1.A.	RISK FACTORS

The business of SHEARSON is subject to numerous risk factors, including the following:

SHEARSON has a limited operating history with no revenue, minimal assets and operates at a loss. SHEARSON has had neither operating history nor any revenues or earnings from operations, since 2001.  SHEARSON has no significant assets or financial resources.  SHEARSON has sustained losses to date and will, in all likelihood, continue to sustain expenses without corresponding revenues, at least until the consummation of a business combination. There is no assurance that SHEARSON will ever be profitable.

Management will supervise the search for target companies as potential candidates for a business combination. John D. Williams, an Individual, affiliated with management, serving as Chairman of the Board and Chief Executive Officer along with The Walsh Family Trust, the major shareholder, will pay all expenses incurred by SHEARSON until a business combination is effected, without repayment.

Management has entered, and anticipates that it will enter, into agreements with consultants to assist it in locating a target company and may share stock received by it or an affiliate in SHEARSON with, or grant options on such stock to, such referring consultants and may make payment to such consultants from its own resources. There is no minimum or maximum amount of stock, options, or cash that Management may grant or pay to such consultants.

The proposed operations of SHEARSON are speculative.  The success of the proposed business plan of SHEARSON will depend to a great extent on the operations, financial condition and management of the identified target company.  While business combinations with entities having established operating histories are preferred, there can be no assurance that SHEARSON will be successful in locating candidates meeting such criteria.  The decision to enter into a business combination will likely be made without detailed feasibility studies, independent analysis, market surveys or similar information which, if SHEARSON had more funds available to it, would be desirable.  In the event SHEARSON completes a business combination the success of its operations will be dependent upon management of the target company and numerous other factors beyond the control of SHEARSON.  There is no assurance that SHEARSON can identify a target company and consummate a business combination.

Possible classification as a penny stock.  In the event that a public market develops for the securities of SHEARSON following a business combination, such securities may be classified as a penny stock depending upon their market price and the manner in which they are traded.  The Securities and Exchange Commission has adopted Rule15g-9 which establishes the definition of a "penny stock", for purposes relevant to SHEARSON, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share whose securities are admitted to quotation but do not trade on the NASDAQ Capital Market or on a national securities exchange.  For any transaction involving a penny stock, unless exempt, the rules require delivery by the broker of a document to investors stating the risks of investment in penny stocks, the possible lack of liquidity, commissions to be paid, current quotation and investors' rights and remedies, a special suitability inquiry, regular reporting to the investor and other requirements.

There is a scarcity of and competition for business opportunities and combinations.  SHEARSON is and will continue to be an insignificant participant in the business of seeking mergers with and acquisitions of business entities.  A large number of established and well-financed entities, including venture capital firms, are active in mergers and acquisitions of companies which may be merger or acquisition target candidates for SHEARSON.  Nearly all such entities have significantly greater financial resources, technical expertise and managerial capabilities than SHEARSON and, consequently, SHEARSON will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination.  Moreover, SHEARSON will also compete with numerous other small public companies in seeking merger or acquisition candidates.  Management anticipates that it will be able to participate in only one potential business venture because SHEARSON has nominal assets and limited financial resources.  This lack of diversification should be considered a substantial risk to the shareholders of SHEARSON because it will not permit SHEARSON to offset potential losses from one venture against gains from another.

Management may seek to locate a target company through solicitation.  Such solicitation may include newspaper or magazine advertisements, mailings and other distributions to law firms, accounting firms, investment bankers, financial advisors and similar persons, the use of one or more web sites and similar methods.  Management may utilize consultants in the business and financial communities for referrals of potential target companies.  However, there is no assurance that Management will locate a target company for a business combination.

There is no agreement for a business combination and no minimum requirements for business combination.  As of the original filing date of this registration statement, SHEARSON had no current arrangement, agreement or understanding with respect to engaging in a business combination with a specific entity. When, if at all, SHEARSON enters into a business combination it will file the required reports with the Securities and Exchange Commission. There can be no assurance that SHEARSON will be successful in identifying and evaluating suitable business opportunities or in concluding a business combination. No particular industry or specific business within an industry has been selected for a target company.  SHEARSON has not established a specific length of operating history or a specified level of earnings, assets, net worth or other criteria which it will require a target company to have achieved, or without which SHEARSON would not consider a business combination with such business entity. Accordingly, SHEARSON may enter into a business combination with a business entity having no significant operating history, losses, limited or no potential for immediate earnings, limited assets, negative net worth or other negative characteristics.  There is no assurance that SHEARSON will be able to negotiate a business combination on terms favorable to SHEARSON.

The most likely target companies are those seeking the perceived benefits of a reporting corporation.  Such perceived benefits may include facilitating or improving the terms on which additional equity financing may be sought, providing liquidity for incentive stock options or similar benefits to key employees, increasing the opportunity to use securities for acquisitions, providing liquidity for shareholders and other factors.  Business opportunities may be available in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities difficult and complex.

The analysis of new business opportunities will be undertaken by, or under the supervision of, the Management of SHEARSON.  In analyzing prospective business opportunities, SHEARSON may consider such matters as the available technical, financial and managerial resources; working capital and other financial requirements; history of operations, if any; prospects for the future; nature of present and expected competition; the quality and experience of management services which may be available and the depth of that management; the potential for further research, development, or exploration; specific risk factors not now foreseeable but which may be anticipated; the potential for growth or expansion; the potential for profit; the perceived public recognition or acceptance of products, services, or trades; name identification; and other relevant factors.  This discussion of the proposed criteria is not meant to be restrictive of the virtually unlimited discretion of SHEARSON to search for and enter into potential business opportunities.

SHEARSON will participate in a business combination only after the negotiation and execution of appropriate agreements.  Although the terms of such agreements cannot be predicted, generally such agreements will require certain representations and warranties of the parties thereto, will specify certain events of default, will detail the terms of closing and the conditions which must be satisfied by the parties prior to and after such closing and will include miscellaneous other terms.

Reporting requirements may delay or preclude acquisition.  Pursuant to the requirements of Section 13 of the Exchange Act, SHEARSON is required to provide certain information about significant acquisitions including audited financial statements of the acquired company.  Obtaining audited financial statements is the economic responsibility of the target company.  The additional time and costs that may be incurred by some potential target companies to prepare such financial statements may significantly delay or essentially preclude consummation of an otherwise desirable acquisition by SHEARSON. Acquisition prospects that do not have or are unable to obtain the required audited statements may not be appropriate for acquisition so long as the reporting requirements of the Exchange Act are applicable.  Notwithstanding a target company's agreement to obtain audited financial statements within the required time frame, such audited financial statements may not be available to SHEARSON at the time of entering into an agreement for a business combination.  In cases where audited financial statements are unavailable, SHEARSON will have to rely upon information that has not been verified by an independent registered public accounting firm in making its decision to engage in a transaction with the business entity.  This risk increases the prospect that a business combination with such a target company might prove to be an unfavorable one for SHEARSON.

It is anticipated that any securities issued in any business combination would be issued in reliance upon exemption from registration under applicable federal and state securities laws.  In many circumstances, SHEARSON may wish to register all or a part of such securities for public trading after the transaction is consummated.  If such registration occurs, it will be undertaken by the surviving entity after SHEARSON has entered into an agreement for a business combination or has consummated a business combination and SHEARSON is no longer considered a blank check company. The issuance of additional securities and their potential sale into any trading market which may develop in the securities of SHEARSON may depress the market value of the  securities of SHEARSON in the future if such a market develops, of which there is no assurance.

Regulation under Investment Company Act.  In the event SHEARSON engages in business combinations which result in SHEARSON holding passive investment interests in a number of entities, SHEARSON could be subject to regulation under the Investment Company Act of 1940.  Passive investment interests, as used in the Investment Company Act, essentially means investments held by entities which do not provide management or consulting services or are not involved in the business whose securities are held.  In such event, SHEARSON would be required to register as an investment company and could be expected to incur significant registration and compliance costs.  SHEARSON has obtained no formal determination from the Securities and Exchange Commission as to the status of SHEARSON under the Investment Company Act of 1940.  Any violation of such Act could subject SHEARSON to material adverse consequences.

Probable change in control and management.  A business combination involving the issuance of the common stock of  SHEARSON  will, in all likelihood, result in shareholders of a target company obtaining a controlling interest in SHEARSON.  As a condition of the business combination agreement, the shareholders of SHEARSON may agree to sell, transfer or retire all or a portion of their stock of SHEARSON to provide the target company with all or majority control.  The resulting change in control of SHEARSON will likely result in removal of the present officer and director of SHEARSON and a corresponding reduction in or elimination of his participation in the future affairs of SHEARSON.

We currently have 75,000,000 authorized shares of common stock. As of the date of this report, we have 43,539,291 shares of common stock outstanding. We will be able to issue significant amounts of additional shares of common stock without obtaining stockholder approval, provided we comply with the rules and regulations of any exchange or national market system on which our shares are then listed. As of the date of this report, we are not subject to the rules of any exchange that would require stockholder approval. To the extent we issue additional common stock in the future, existing stockholders will experience dilution in percentage ownership.

Possible change in value of shares upon business combination.  A business combination normally will involve the issuance of a significant number of additional shares.  Depending upon the value of the assets acquired in such business combination, the per share value of the common stock of SHEARSON may increase or decrease, perhaps significantly.  Federal and state tax consequences will, in all likelihood, be major considerations in any business combination SHEARSON may undertake.  Currently, such transactions may be structured so as to result in tax-free treatment to both companies, pursuant to various federal and state tax provisions.  SHEARSON intends to structure any business combination so as to minimize the federal and state tax consequences to both SHEARSON and  the target company; however, there can be no assurance that such business combination will meet the statutory requirements of a tax-free reorganization or that the parties will obtain the intended tax-free treatment upon a transfer of stock or assets.  A non-qualifying reorganization could result in the imposition of both federal and state taxes which may have an adverse effect on both parties to the transaction.

Any potential acquisition or merger with a foreign company may create additional risks.  If SHEARSON enters into a business combination with a foreign concern it will be subject to risks inherent in business operations outside of the United States. These risks include, for example, currency fluctuations, regulatory problems, punitive tariffs, unstable local tax policies, trade embargoes, risks related to shipment of raw materials and finished goods across national borders and cultural and language differences.  Foreign economies may differ favorably or unfavorably from the United States economy in growth of gross national product, rate of inflation, market development, rate of savings, capital investment, resource self-sufficiency, balance of payments positions, and in other respects.  Any business combination with a foreign company may result in control of SHEARSON by individuals who are not resident in the United States and in assets which are located outside the United States, either of which could significantly reduce the ability of the shareholders to seek or enforce legal remedies against SHEARSON.

The Company’s management is not required to and do not devote their full time to the affairs of the Company. Because of their time commitments to SHEARSON, as well as the fact that we have no business operations, our managers anticipate that they will not devote a significant amount of time to the activities of the Company, except in connection with identifying a suitable acquisition target business or property to acquire and develop.

The amount of time spent by Management on the activities of SHEARSON is not predictable.  Such time may vary widely from an extensive amount when reviewing a target company and effecting a business combination to an essentially quiet time when activities of management focus elsewhere. It is impossible to predict the amount of time Management will actually be required to spend to review suitable target companies.

Following a business combination SHEARSON may require the services of others in regard to accounting, legal services, underwritings and corporate public relations.  If requested by a target company, Management may recommend one or more underwriters, financial advisors, accountants, public relations firms or other consultants to provide such services.

Although we have not identified any potential acquisition target property or new business opportunities, the possibility exists that we may acquire or merge with a business or company in which the beneficial owners or their affiliates may have an existing ownership interest. A transaction of this nature would present a conflict of interest for those parties with an ownership interest in both the Company and the entity to be acquired. An independent appraisal of the acquired company may or may not be obtained in the event a related party transaction is contemplated.

To date, there has been only a limited public market for our common stock. Prior to our deregistration our common stock was quoted on the OTCBB. As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the market value of our stock.

UNDERTAKINGS AND UNDERSTANDING REQUIRED OF TARGET COMPANIES

As part of a business combination agreement, SHEARSON intends to obtain certain representations and warranties from a target company as to its conduct following the business combination.  Such representations and warranties may include (i) the agreement of the target company to make all necessary filings and to take all other steps necessary to remain a reporting company under the Exchange Act for at least a specified period of time; (ii) imposing certain restrictions on the timing and amount of the issuance of additional free-trading stock, including stock registered on Form S-8 or issued pursuant to Regulation S and (iii) giving assurances of ongoing compliance with the Securities Act, the Exchange Act, the General Rules and Regulations of the Securities and Exchange Commission, and other applicable laws, rules and regulations.

A potential target company should be aware that the market price and trading volume of the securities of SHEARSON, when and if listed for secondary trading, may depend in great measure upon the willingness and efforts of successor management to encourage interest in SHEARSON within the United States financial community.  SHEARSON does not have the market support of an underwriter that would normally follow a public offering of its securities.  Initial market makers are likely to simply post bid and asked prices and are unlikely to take positions in SHEARSON's securities for their own account or customers without active encouragement and a basis for doing so.  In addition, certain market makers may take short positions in SHEARSON's securities, which may result in a significant pressure on their market price. SHEARSON may consider the ability and commitment of a target company to actively encourage interest in SHEARSON's securities following a business combination in deciding whether to enter into a transaction with such company.

A business combination with SHEARSON separates the process of becoming a public company from the raising of investment capital.  As a result, a business combination with SHEARSON normally will not be a beneficial transaction for a target company whose primary reason for becoming a public company is the immediate infusion of capital.  SHEARSON may require assurances from the target company that it has or that it has a reasonable belief that it will have sufficient sources of capital to continue operations following the business combination. However, it is possible that a target company may give such assurances in error, or that the basis for such belief may change as a result of circumstances beyond the control of the target company.

ITEM 2.	FINANCIAL INFORMATION

Management’s Discussion and Analysis of Financial Condition and Results of Operations.

OVERVIEW

Since SHEARSON became inactive after the events of September 11, 2001 the Company has had no business operations, other than complying with its reporting requirements under the Exchange Act. In October, 2009 PSA changed its name to Shearson American REIT, Inc. SHEARSON hopes to become a real estate investment trust, or “REIT,” that will invest primarily in institutional-quality properties located in the United States. In addition, we may invest in other real estate investments including, but not limited to, properties located outside of the United States, mortgage loans and ground leases. We wish to be a fully integrated global Real Estate Investment Trust and management firm that will acquire, develop, own, operate and sell real estate.

The following discussion of the financial condition and results of operations of SHEARSON should be read in conjunction with the financial statements and notes thereto included elsewhere in this Form 10. This discussion contains forward-looking statements which involve risks and uncertainties. The Company’s actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those set forth under “Part 1 — Item 1A. Risk Factors.”

RESULTS OF OPERATION

For the year ended December 31, 2009 as compared to the year ended December 31, 2008, operations consisted of the following:

Revenues and cost of  revenues.  Since becoming inactive after the events of September 11, 2001, PSA has not generated any revenue and has not incurred any cost of revenues.

General and administrative expenses.  General and administrative expenses consist primarily of filing costs, travel and entertainment costs. General and administrative expenses for the year ended December 31, 2009 was $5,944 as compared to $-0- for the year ended December 31, 2008.

Other (expense) income. Interest expense of $19,565 and $17,787 was incurred for the years ended December 31, 2009 and 2008, respectively. The interest expense incurred was accrued on an outstanding  judgment of $100,501 against the Company.  Refer to Item 8, Legal Proceedings for the detail.

Liquidity and Capital Resources

SHEARSON has not generated any revenue since the events of September 11, 2001. As a result, the Company’s primary source of liquidity prospectively will be from equity sources. There is no assurance that any such equity sources will be available or available on the terms favorable or acceptable to the Company. Additionally, our ability to obtain such funds may be made more difficult due to the current global financial crisis and its effect on the capital markets.

ITEM 3.	DESCRIPTION OF PROPERTY

We neither rent nor own any properties. We utilize the office space and equipment of a principal shareholder at no cost. Management estimates such amounts to be immaterial. We currently have no policy with respect to investments or interests in real estate, real estate mortgages or securities of, or interests in, persons primarily engaged in real estate activities.

ITEM 4.	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table contains information regarding the shareholdings, as of December 31, 2009 of the Company’s current directors and executive officers and those persons or entities who beneficially own more than 5% of its common stock (giving effect to the exercise of any warrants held by each such person or entity which are currently exercisable or may be exercised within 60 days of the date of this Report):

Name and Title	Number of Shares of Common Stock Beneficially Owned	Percent of Common Stock Beneficially Owned (1), (2)

Walsh Family Trust Principal Shareholder 540 Brickell Drive, #1024 Miami, Florida 33131	23,738,650	54.52%

John Williams Board of Directors Chairman 5777 W. Century Blvd. #1188 Los Angeles, California 90045	-0-	-0-

All Officers, Directors As a Group (1 person)	-0-	-0-

(1) Percentages based upon 43,539,291 shares of the Company’s common stock outstanding as of December 31, 2009.

(2) Ownership control has not changed since the last Form 10-Q was filed, with the SEC for the Second Quarter of 2001.

ITEM 5.	DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS.

As of March 31, 2010, the officers and directors of the Company were:

Name:	Age	Position

John Williams	88	Chairman of the Board of Directors and CEO
Richard Orcutt	56	President and Chief Operating Officer
James Angelakis	42	Secretary
John Glassgow	60	Chief Financial Officer
Jonathon Schatz	50	Independent Director
Patrick Galvin	59	Independent Director

John Williams, is Chairman of the Board and CEO. He is also Managing Director of John Williams and Partners, an Architectural and Construction Management Firm and has been with the firm since 1958.  Mr. John Doss Williams, AIA/NOMA graduated from the University of Southern California with a Bachelor of Architecture Degree in 1955.  He has been a member of the American Institute of Architects since 1958.  Among his most note worthy Design accomplishments have been The Bradley International Terminal (LAX) $125,000,000. The Willowbrook Shopping Center, and more than one hundred other projects from Redevelopment Projects to Master Planned Communities; which included working drawings for Mid-Rise to High-Rise Residential and Commercial, Schools, Government  and Public Buildings.  Mr. Williams joined the Board of Directors of SART I, in 1999.

Richard Orcutt, is President and Chief Operating Officer. For 22 years Mr. Orcutt built and managed sales organizations opening offices both domestically and internationally. Mr. Orcutt graduated from Northern Illinois University with a B.S. Degree in education in 1973.  After college, he entered the Hi-tech Industry, at the ground level and within three years was promoted to Director of Sales, for a startup company, Inacom, Inc., that grew to four billion dollars in revenue. Mr. Orcutt created sales management models, directed sales efforts, and business development activities and strategies that built Inacom into a $4 billion company.  For the past five years he has held a position with the startup Iovation, Inc.; he is directly responsible for generating all sales revenue. Iovation, Inc.’s products, for Intel and SAP Software, have been very successfully marketed to financial institutions.

James Angelakis, is Secretary. He is an active technical trader and funds manager for the past 8 years in the currency market. In the process, James has expanded his business to include raising capital, residential and commercial real estate and commodity financing. Mr. Angelakis was General Manager for Prevail Online Inc. from 2000-02, an internet advertising company that marketed internet Casinos and Sportsbooks. Prevail was a wholly owned subsidiary of the public company  Global Entertainment Equities/Holdings Inc., a software developer/provider for online Casinos and Sportsbooks.  He also served as President of Steri-Lube International Ltd, which developed and owned a patent for a dental lubricant from 1994-00. He attended Arizona State University 1991-94 and he served for 4 years in the US Air Force 1986-90; where he obtained secret clearance.

John Glassgow, is Chief Financial Officer. He is a Certified Public Accountant with extensive public accounting experience. Mr. Glassgow graduated from the University of Arizona with a BS in accounting. He holds an Arizona Mortgage Broker License and is President of Commonwealth Equity, LLC and Arizona Mortgage Brokerage Firm, specializing in commercial and private funding. Mr. Glassgow was formerly a partner in one of the Southwest’s largest commercial Architectural firms. He has been the founder or cofounder of numerous entities, including a development and home building company.

Jonathan Shatz, is an independent Director. He is a Certified Public Accountant and a Chartered Financial Accountant with extensive Big-4 accounting firm experience and tax lawyer with international accounting and tax compliance expertise. For the last 6 years Mr. Shatz has been a Consultant. He is a former Senior Manager in the Ernst & Young Banking Group and the Pricewaterhouse External Audit and Tax Group. He is a former Practice Director for a professional services firm providing internal audit, risk management and SOX compliance for public companies. He also provided Sarbanes Oxley compliance work and prepared SEC filings (10Q’s, 10K’s, 8K’s) for Fortune 100 companies in advertising, healthcare, technology, and fire and security industries.

Patrick Galvin is an independent Director.  As a California and Irish Licensed Real Estate Agent, he has 34 years of experience representing clients in international and domestic related real estate and finance transactions.  Mr. Galvin has served as a developer, investor and realtor/auctioneer in the United States and Ireland.  For 15 years he worked for Prudential California Realty where he consistently ranked in the top 1% of agents in the Nation.  Additionally, during his time at IFM Properties he handled market research and perceived consumer demand while building, servicing and managing 28 family-style restaurants.  He was a senior partner at Hamilton & Hamilton Estates, Dublin, Ireland. He has degrees from the University College,  Dublin and the University of California, San Diego.

BOARD COMMITTEES

We do not have an audit, nominating or compensation committee. The Company has been inactive since September 11, 2001.  Consequently, up to the date of the filing of this form, management has determined that the establishment of these committees is unnecessary until such time that full operations commence as further detailed under ITEM 1. Description of Business. During 2009 John Williams was the Company’s sole Director and Officer and as such served as the responsible individual for nominations on behalf of the Company. In October, 2009 the Company added the  additional officers and directors; Richard Orcutt, James Angelakis and Jonathan Shatz.  In March, 2010 the Company added Patrick Galvin as a Director and John Glassgow as Chief Financial Officer and Director.

We intend, however, to establish an audit, nominating and a compensation committee of our Board of Directors in the future, once we have sufficient independent directors. We envision that the Audit committee will be primarily responsible for reviewing the services performed by our independent auditor, evaluating our accounting policies and our system of internal controls. The compensation committee will be primarily responsible for reviewing and approving our salary and benefits policies (including stock options) and other compensation of our executive officers.

CODE OF ETHICS

Our Board of Directors has not yet adopted a Code of Business Conduct and Ethics.

ITEM 6.	EXECUTIVE COMPENSATION.

The following table sets forth certain compensation paid or accrued by our named Executive Officers during the years ended December 31, 2007, December 31, 2008 and December 31, 2009. No other person received salary or bonuses in excess of $100,000 for any of these years.

Name	Position	Year	Salary	Bonus	Other Compensation
John Williams	CEO	2007	$-0-
		2008	$-0-
		2009	$-0-

Richard Orcutt	President & COO	2007	$-0-
		2008	$-0-
		2009	$-0-

James Angelakis	Secretary	2007	$-0-
		2008	$-0-
		2009	$-0-

John Glassgow	Chief Financial Officer	2007	$-0-
		2008	$-0-
		2009	$-0-

Equity Compensation, Pension or Retirement Plans

No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by the Company for the benefit of its employees.

Options/SARS Grants During Year

None.

Long-term incentive Plans Awards in Last year

None

Employment Agreements

None.

COMPENSATION OF DIRECTORS

At this time, the Company’s directors receive no remuneration for their services, nor does the Company reimburse directors for expenses incurred in their service to the Board of Directors.

ITEM 7.	CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

We have not entered into any transactions in which any of our directors, executive officers, or affiliates, including any member of an immediate family, had or are to have a direct or indirect material interest.

ITEM 8.	LEGAL PROCEEDINGS

At the time in 2001 when the Company became inactive, the Company was involved in the following legal proceedings:

With liability to the Company:

Meyer Group Ltd., et al., v. Douglas T. Beaver, et al.  Superior Court of Orange County, California, Case No. 775680.  Defendant Robert E. Thompson filed a cross-complaint against the Company and others, including American Telecommunications Standards International, Inc. (“ATAT”), with whom the Company entered into a stock exchange agreement and plan of reorganization on March 13, 1998.   Mr. Thompson alleges that he was fraudulently induced by ATAT and others to invest money in various ventures, both related and unrelated to the Company.  The Company believes the claims against ATAT to be without merit, and is vigorously defending the cross-complaint.  Mr. Thompson settled all claims against all other defendants except for the claim of breach of contract and conversion against ATAT, predecessor in interest to the Company.  A jury trial was conducted in December 2001 and a judgment entered against the Company for $100,501. As of the date of this filing the judgment remains unpaid.  The Company has recorded the liability and the interest accrued thereon.  A judgment may be executed upon for 10 years from the date of entry.  This time may be extended if the judgment creditor  refiles the judgment in the county it was originally issued in.

Without any liability to the Company:

Stock v. PSA, INC., District Court of Clark County, Nevada, A424877. In September 2000, James Stock d/b/a Stock Enterprises filed a complaint against the Company, claiming unspecified damages. This claim has been settled.

Robert Rosen etc. v. PSAZZ ENTERTAINMENT, INC., et al., Superior Court of Los Angeles County, California, Case No. BC246441.  A complaint was filed in March 2001 against PSA for unpaid legal fees allegedly incurred in defending the Company in several pieces of litigation.  That action was transferred to mediation and binding arbitration before Judicial Arbitration and Mediation Services (JAMS).  This claim has been settled.

PSAZZ.COM, INC. V. DATALEX, United States District Court for the Central District of California, Case CV-01-06482.  The Company, through legal counsel, made a written demand against Datalex that it breached a written agreement whereby Datalex was to provide several booking engines for PSAZZ.com’s reservation systems. Subsequently, the Company learned that Datalex had filed an action in the United States District Court for the Central District of California against the Company for breach of contract claiming that the Company owes the balance of the contract price. The company filed a counterclaim for the fees previously paid to Datalex and for damages the Company has suffered as a result of the failure of Datalex’s software. These claims have been settled.

Zurlo v. PSA, INC. et al., Superior cour of Los Angeles Court California Cas N. SC064886.In January 2001, a suit was filed by Carmen Zurlos and Brad Holcomb, alleging breach of contract and fraud. This claim has been settled.

As of the date of this filing the Company has no outstanding or pending litigation matters.

ITEM 9.	MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND OTHER STOCKHOLDER MATTERS

Market for Common Equity and Related Stockholder Matters

Market Price.  There is no trading market for SHEARSON' common stock at present. There is no assurance that a trading market will ever develop or, if such a market does develop, that it will continue.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for purposes relevant to SHEARSON, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions.  For any transaction involving a penny stock, unless exempt, the rules require:

(i)	that a broker or dealer approve a person's account for transactions in penny stocks and

(ii)	the broker or dealer MUST receive from the investor a written agreement to the transaction, setting forth the Identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must

(i)	obtain financial information and investment experience and objectives of the person; and

(ii)
make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form,

(i)	sets forth the basis on which the broker or dealer made the suitability determination and

(ii)
that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading, and  about commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions.

Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Holders.  The issued and outstanding shares of the common stock of SHEARSON were issued in accordance with the exemptions from registration afforded by Section 4(2) of the Securities Act of 1933.

Dividends.  SHEARSON has not paid any dividends to date, and has no plans to do so in the immediate future. When the company obtains a tax status as a REIT under in internal revenue code, the company will pay dividends in accordance with the requirements therein.

The Company’s Common Stock traded on the Pink Sheets under the symbol “PSAZ.”  As a result of the deregistration of our securities by the Commission, broker dealers are prohibited in part from effecting transactions in the Company’s securities until they are registered.  The table below sets forth the high and low prices for the Company’s Common Stock for the quarters included within 2009 and 2008. Quotations reflect inter-dealer prices, without retail mark-up, mark-down commission, and may not represent actual transactions. Since the Company's common stock trades sporadically, there is not an established active public market for its common stock. No assurance can be given that an active market will exist for the Company's common stock and the Company does not expect to declare dividends in the foreseeable future since the Company intends to utilize its earnings, if any, to finance its future growth, including possible acquisitions.

2009	High	Low
First Quarter	$.01	$.01
Second Quarter	$.01	$.01
Third Quarter	$.01	$.01
Fourth Quarter	$.0001	$.0001

2008
First Quarter	$.001	$.001
Second Quarter	$.0001	$.0001
Third Quarter	$.0001	$.0001
Fourth Quarter	$.01	$.01

The Company is filing this Registration Statement on Form 10 for the purpose of enabling its common stock to commence trading on the OTC Bulletin Board. The Company's Registration Statement on Form 10 must be declared effective by the SEC prior to it being approved for trading on the OTC Bulletin Board, and until such time as this Form 10 is declared effective. The Company will require market makers, who then will have to make an application to the Financial Industry Regulatory Authority, or FINRA, following the effective date of this Form 10 in order to have the common stock quoted on the OTC Bulletin Board.

Number of Shareholders.

As of December 31, 2009, a total of 43,539,291 shares of the Company’s common stock are outstanding and held by approximately 643 shareholders of record of which there are 23,738,650 shares held by the Walsh Family Trust which are subject only to Rule 144. Approximately 19,800,641 shares are held by non-affiliates and are not subject to Rule 144.

Dividend

SHEARSON has never declared or paid cash dividends on its Common Stock and anticipates that future earnings, if any will be retained for the development of the business until such time that it qualifies as a REIT.

ITEM 10.	RECENT SALES OF UNREGISTERED SECURITIES

Set forth below is information regarding common stock issued, warrants issued and stock options granted by the Company within the past three (3) years. Also included is the consideration, if any, received and information related to the provision of the Securities Act under which an exemption from registration was claimed:

NONE

ITEM 11.	DESCRIPTION OF REGISTRANTS SECURITIES TO BE REGISTERED

The Company’s authorized capital consists of 75,000,000 shares of common stock, par value $0.001 per share (the “Common Stock”).  At the close of business on December 31, 2009, the Company had 43,539,291 shares of Common Stock issued and outstanding.

Common Stock

Holders of the Company’s common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of the Company’s common stock representing a majority of the voting power of the Company’s capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders. A vote by the holders of a majority of the Company’s outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to the Company’s articles of incorporation.

Holders of the Company’s common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. The Company’s common stock has no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to the Company’s common stock.

Preferred Stock

The Board of Directors is authorized to provide for the issuance of shares of preferred stock in series and, by filing a certificate pursuant to the applicable law of Nevada to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof without any further vote or action by the shareholders.  Any shares of preferred stock so issued would have priority over the common stock with respect to dividend or liquidation rights.  Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of SHEARSON without further action by the shareholders and may adversely affect the voting and other rights of the holders of common stock.  At present, SHEARSON has no plans to issue any preferred stock nor adopt any series, preferences or other classification of preferred stock.

The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal.  For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders.  In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock.  Although the Board of Directors is required to make any determination to issue such stock based on its judgment as to the best interests of the stockholders of SHEARSON, the Board of Directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock.  The Board of Directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or otherwise.  SHEARSON has no present plans to issue any preferred stock.

Dividends

Dividends, if any, will be contingent upon SHEARSON's revenues and earnings, if any, capital requirements and financial conditions.  The payment of dividends, if any, will be within the discretion of  Company's Board of Directors. Until such time that SHEARSON should become a REIT, the Company intends to retain all earnings, if any, for use in its business operations and accordingly, the Board of Directors does not anticipate declaring any dividends prior to a business combination. Upon obtaining REIT status the Board of Directors presently intends to pay dividends to the degree that the Company can take advantage of the tax deduction allowed by REITs for payments of dividends.

Trading of Securities in Secondary Market

The National Securities Market Improvement Act of 1996 limited the authority of states to impose restrictions upon resales of securities made pursuant to Sections 4(1) and 4(3) of the Securities Act of companies which file reports under Sections 13 or 15(d) of the Exchange Act.  Upon effectiveness of this registration statement, SHEARSON will be required to, and will, file reports under Section 13 of the Exchange Act.  As a result, sales of SHEARSON's common stock in the secondary market by the holders thereof may then be made pursuant to Section 4(1) of the Securities Act (sales other than by an issuer, underwriter or broker) without qualification under state securities acts.

Following a business combination, a target company will normally wish to cause SHEARSON's common stock to trade in one or more United States securities markets.  The target company may elect to take the steps required for such admission to quotation following the business combination or at some later time.  Such steps will normally involve filing a registration statement under the Securities Act.  Such registration statement may include securities held by current shareholders or offered by SHEARSON, including warrants, shares underlying warrants, and debt securities.

In order to qualify for listing on the NASDAQ Capital Market, a company must have at least (i) net tangible assets of $4,000,000 or market capitalization of $50,000,000 or net income for two of the last three years of $750,000; (ii) public float of 1,000,000 shares with a market value of $5,000,000; (iii) a bid price of $4.00; (iv) three market makers; (v) 300 round-lot shareholders and (vi) an operating history of one year or, if less than one year, $50,000,000 in market capitalization.  For continued listing on the NASDAQ Capital Market, a company must have at least (i) net tangible assets of $2,000,000 or market capitalization of $35,000,000 or net income for two of the last three years of $500,000; (ii) a public float of 500,000 shares with a market value of $1,000,000; (iii) a bid price of $1.00; (iv) two market makers; and (v) 300 round-lot shareholders.

If, after a business combination and qualification of its securities for trading, SHEARSON does not meet the qualifications for listing on the NASDAQ Capital Market, SHEARSON may apply for quotation of its securities on the OTC Bulletin Board.

In order to have its securities quoted on the OTC Bulletin Board a company must (i) be a company that reports its current financial information to the Securities and Exchange Commission, banking regulators or insurance regulators; and (ii) have at least one market maker who completes and files a Form 211 with Regulation, Inc.

The OTC Bulletin Board is a dealer-driven quotation service.  Unlike the NASDAQ Stock Market, companies cannot directly apply to be quoted on the OTC Bulletin Board, only market makers can initiate quotes, and quoted companies do not have to meet any quantitative financial requirements. Any equity security of a reporting company not listed on the NASDAQ Stock Market or on a national securities exchange is eligible.

In certain cases SHEARSON may elect to have its securities initially quoted in the Pink Sheets published by Pink OTC Markets Inc.

In general there is greatest liquidity for traded securities on the NASDAQ Capital Market, less on the OTC Bulletin Board, and least through quotation on the Pink Sheets.  It is not possible to predict where, if at all, the securities of SHEARSON will be traded following a business combination and qualification of its securities for trading.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Integrity Stock Transfer (“Integrity”) 265 E. Warm Springs Road, Las Vegas, Nevada 89120.Telephone (702) 317-7757.  Integrity resigned as the Company’s transfer agent on February 1, 2010 and will continue to maintain the Company’s records until such time as a new transfer agent is retained.

Penny Stock

The definition of a "penny stock", for purposes relevant to SHEARSON, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share whose securities are admitted to quotation but do not trade on the NASDAQ Capital Market or on a national securities exchange.  For any transaction involving a penny stock, unless exempt, the rules require delivery by the broker of a document to investors stating the risks of investment in penny stocks, the possible lack of liquidity, commissions to be paid, current quotation and investors' rights and remedies, a special suitability inquiry, regular reporting to the investor and other requirements.

Additional Information

This registration statement and all other filings of SHEARSON when made with the Securities and Exchange Commission may be viewed and downloaded at the Securities and Exchange Commission's website at www.sec.gov.

ITEM 12.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

 Under our Certificate of Incorporation, as amended, we are required to indemnify and hold harmless, to the fullest extent permitted by law, each person (a “Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of ours or, while a director or officer of ours, is or was serving at our request as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Covered Person.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

At the present, there is no pending litigation or proceeding involving one of our directors or officers as to which indemnification is being sought nor are aware of any threatened litigation that may result in claims for indemnification by any officer or director.  We do not currently maintain directors and officers’ liability insurance.

ITEM 13.	FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

FINANCIAL STATEMENTS

DECEMBER 31, 2009 AND 2008

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of
Shearson American REIT, Inc. (formerly known as PSA, Inc.)

We have audited the accompanying balance sheets of Shearson American REIT, Inc. (formerly known as PSA, Inc.) as of December 31, 2009 and 2008, and the related statements of operations, changes in stockholders’ equity/ (deficit), and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

 We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.   An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

 In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Shearson American REIT, Inc. (formerly known as PSA, Inc.) at December 31, 2009 and 2008, and the results of its operations, changes in stockholders’ equity/ (deficit) and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company’s operating losses and negative working capital raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Semple, Marchal & Cooper, LLP

Phoenix, Arizona
March 12, 2010

SHEARSON AMERICAN REIT, INC.
(Formerly Known As PSA, INC.)
BALANCE SHEETS
December 31, 2009 and 2008

	2009	2008
ASSETS
Current Assets:	$ —	$ —
Total Assets	$—	$—

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities:
Accrued liabilities	$221,163	$195,654
Total Liabilities	221,163	195,654

Commitments and Contingencies	—	—

Stockholders' Equity (Deficit):
Common stock - $.001 par value; 75,000,000 shares authorized;
43,543,541 shares issued and 43,539,291 outstanding as of December 31, 2009 and 2008	43,544	43,544
Paid-in capital	25,448,928	25,448,928
Retained deficit	(25,699,352)	(25,673,843)
Less Treasury Stock 4,250 shares, at cost	(14,283)	(14,283)
Total Stockholders' Equity (Deficit)	(221,163)	(195,654)
Total Liabilities and Stockholders' Equity (Deficit)	$—	$—

The accompanying notes are an integral part of the financial statements.

SHEARSON AMERICAN REIT, INC.
(Formerly Known As PSA, INC.)
STATEMENTS OF OPERATIONS
Years Ended December 31, 2009 and 2008

	2009	2008
Revenues	$—	$—
Operating Costs:
General and administrative	5,944	—
Operating Income (Loss)	(5,944)	—

Other Expense:
Interest expense	(19,565)	(17,787)
Total Other Expense	(19,565)	(17,787)
Income (Loss) Before Income Taxes	(25,509)	(17,787)
Income Taxes	—	—
Net (Loss)	$(25,509)	$(17,787)

Per share data (basic and diluted):
Net (loss) per share	$(.00)	$(.00)

Weighted Average Number of Shares Outstanding (basic and diluted):	43,539,291	43,539,291

The accompanying notes are an integral part of the financial statements.

SHEARSON AMERICAN REIT, INC.
(Formerly Known As PSA, INC.)
STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIENCY)
Years Ended December 31, 2009 and 2008

	Common Stock		Paid-in	Retained	Treasury
	Shares	Amount	Capital	Deficit	Stock	Total

Balance at January 1, 2008	43,543,541	$43,544	$25,448,928	$(25,656,056)	$(14,283)	$(177,867)

Net loss for the year ended December 31, 2008	—	—	—	(17,787)		(17,787)

Balance at December 31, 2008	43,543,541	43,544	25,448,928	(25,673,843)	(14,283)	(195,654)

Net loss for the year ended December 31, 2009				(25,509)		(25,509)

Balance at December 31, 2009	43,543,541	$43,544	$25,448,928	$(25,699,352)	(14,283)	$(221,163)

The accompanying notes are an integral part of the financial statements.

SHEARSON AMERICAN REIT, INC.
(Formerly Known As PSA, INC.)
STATEMENTS OF CASH FLOWS
Years Ended December 31, 2009 and 2008

	2009	2008
Cash flows from operating activities:
Net (loss)	$(25,509)	$(17,787)
Adjustments to reconcile net (loss) to net cash used in operating activities-
Changes in assets and liabilities
Accrued liabilities	25,509	17,787
Net cash used in operating activities	—	—

Net increase (decrease) in cash and cash equivalents	—	—

Cash and cash equivalents, beginning of period	—	—

Cash and cash equivalents, end of period	$—	$—

The accompanying notes are an integral part of the financial statements.

SHEARSON AMERICAN REIT, INC.
(Formerly Known As PSA, INC.)
NOTES TO FINANCIAL STATEMENTS

Note 1.  Organization

Nature of the Company:

The Company changed its name in October, 2009 to Shearson American REIT, Inc. with the purpose of creating a development stage Real Estate Investment Trust.  The Company wishes to be a fully integrated Real Estate Investment Trust and management firm that will acquire, develop, own, operate and sell real estate. We intend to invest primarily in institutional-quality multi-use and multi-family properties located throughout the United States.   The Company contemplates utilizing HUD/GNMA securities backed financing for most of its projects.

Prior to the terrorist attack on the World Trade Centers in New York City on September 11, 2001, the Company, formerly, PSA, Inc., was a holding company for entities that were developing interactive television format with the emerging digital broadcast and interactive technologies, and digital video production and post product services, as well as international tour, travel and entertainment products and services,  including an e-commerce platform for purchasing travel services.  Most of the operations of the subsidiaries of the Company were located near the World Trade Center. As a result of the damage done to the Company’s subsidiaries and because of the decimation to the travel industry in general as a result of the event,  the Company discontinued its operations near the end of 2001. The subsidiaries ultimately either were liquidated through bankruptcy or closed without any return to the Company of its investment in these subsidiaries.

The largest subsidiary held by the company at the end of 2001, S.M.A. Real Time, Inc., declared bankruptcy in 2003 and was liquidated without any benefit to the Company in 2005.  The subsidiaries, Royal International Tours, Inc., Travel Treasures, Inc. and Jet Vacations were closed down without any benefit realized by the Company.

The Company had a pending contract with New York Network, LLC which would have included ten low power television licenses under the call sign WBVT-TV, another with Victory Entertainment Corp. and finally a contract with U.S. Dental, Inc.  The Company was unable to complete these acquisitions and any contract cost or advances made towards the acquisitions were lost.

Note 2.  Summary of Significant Accounting Polices and Use of Estimates.

Accounting Estimates:
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could materially differ from those estimates.

Net Loss per Share:

Statement of Financial Accounting Standards No. 128, “Earnings per Share,” (“SFAS 128”) provides for the calculation of basic and diluted earnings per share. The calculation of both basic and diluted earnings per share include the effects of the rescissions and retractions of certain previously authorized shares and stock splits as further detailed in Note 5. Basic earnings per share includes no dilution and is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflect the potential dilution of securities that could share in the earnings of an entity. Dilutive securities are not included in the weighted average number of shares when inclusion would be anti-dilutive.

Income taxes:

The Company utilizes the liability method to account for income taxes. This method requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of existing temporary differences between the financial reporting and tax-reporting basis of assets and liabilities, and operating loss and tax credit carry forwards for tax purposes.

Going Concern:

The Company has limited finances and requires additional funding in order to accomplish its business objectives. There is no assurance that the Company can raise additional capital to allow it to achieve those business objectives. There is also no assurance that even if the Company manages to obtain adequate funding, that such funding will succeed in enhancing the Company’s business and will not ultimately have an adverse effect on the Company’s business and operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

Recent Accounting Pronouncements:

There have been no recent accounting pronouncements or changes in accounting pronouncements during the three months ended March 31, 2010 and the year ended December 31, 2009 that are of significance, or potential significance, to us.

Note 3.  Accrued Liabilities

Accrued liabilities consist of the following:

	December 31,	December 31,
	2009	2008
Litigation judgment	$100,501	$100,501
Accrued interest on litigation judgment	114,718	95,153
Other Accruals	5,944	—

Total accrued liabilities	$221,163	$195,654

Note 4.  Income Taxes

As a result of net operating losses, the Company has not recorded a provision for income taxes. The components of the deferred tax assets and related valuation allowance at December 31, 2009 and 2008 are as follows:

	December 31,	December 31,
	2009	2008

Deferred tax assets:
Net operating loss carryforwards	1,686,000	1,675,796

Total deferred tax assets	1,686,000	1,675,796
Less: valuation allowance	(1,686,000)	(1,675,796)

Net deferred taxes	$—	$—

As of December 31, 2009 and 2008 the Company has net operating loss carryforwards of approximately $4,200,000. The Company believes sufficient uncertainty exists regarding the realizability of the deferred tax assets such that a full valuation allowance is required.

On January 1, 2007, the Company adopted the provisions of FIN 48. There was no cumulative effect as a result of applying FIN 48 and no adjustment was made to the opening balance of accumulated deficit. Additionally, the Company did not have any unrecognized tax benefits or accrued amounts for interest and penalties as of December 31, 2009 or December 31, 2008, respectively. Future amounts of accrued interest expense and penalties, if any, will be recorded as a component of income tax expense. The Company does not expect that the amount of unrecognized tax benefits will change significantly in the next 12 months.

Note 5. Stockholders’ Equity (Deficiency)

On December 20, 2001 the Company cancelled, retracted, revoked or otherwise rescinded the following prior approvals and authorizations:

The Rights Offering to Existing Shareholders of 11,000,000 units consisting of one share of common stock and one warrant as of September 30, 2001 since no proceeds had been received by the Company.

Authorization of the issuance of 4,000,000 shares of restricted common stock to David E. Walsh for past services from May, 1994 to May, 1998.

Authorization of the issuance of 2,730,000 shares of restricted common stock to David E. Walsh on May 20, 1998 for past services during the year 1997.

Authorization for the issuance of 1,535,000 (pre-dividend) shares of restricted common stock to David E. Walsh on May 15, 1999 for past services during the year June, 1998 through May, 1999.

Authorization for the issuance of 5,700,000 shares of restricted common stock to David E. Walsh on September 15, 1999 for  services under a five year employment contract.

Authorization of issuance of 49,087,091 shares of restricted common stock to David E. Walsh on October 5, 2001 for and in  consideration for the remainder of Walsh ownership interests of equity in related subsidiaries.

Authorization for the issuance of 5,300,000 shares of restricted common stock to the Walsh Family Irrevocable Trust on March 10, 1999 issued for loss of liquidity, dilution or loss of investment opportunity.

Authorization for a one for twenty (1/20) reverse stock split of common stock on June 28, 2001.

Authorization for a 200%, two for one (2/1), stock dividend on May 14, 1999.

Authorization for a one for fifty reverse stock split of common stock on September 6, 1998.

Authorization for the issuance of 1,516,667 shares to WBVT as the purchase contract was cancelled.

Authorization for the issuance of 625,000 shares for the purchase of Pacific States Airline Services, Inc. as the contract was cancelled.

Note 6.  Quarterly Financial Information (Unaudited)

	Quarter Ended
	March 31,	June 30,	September 30,	December 31,
	2009	2009	2009	2009

Revenues	$—	$—	$—	$—
Operating Costs	—	—	—	5,944
Operating Income (Loss)	—	—	—	(5,944)
Interest expense	4,824	4,878	4,931	4,932
Other, net	4,824	4,878	4,931	4,932
Net (Loss)	(4,824)	(4,878)	(4,931)	(10,876)
Net (Loss) per share (basic and diluted)	.00	.00	.00	.00
Weighted average shares outstanding (basic and diluted)	43,539,291	43,539,291	43,539,291	43,539,291

	Quarter Ended
	March 31,	June 30,	September 30,	December 31,
	2008	2008	2008	2008

Revenues	$—	$—	$—	$—
Operating Costs	—	—	—	—
Operating Income (Loss)	—	—	—	—
Interest expense	4,447	4,447	4,447	4,446
Other, net	4,447	4,447	4,447	4,446
Net (Loss)	(4,447)	(4,447)	(4,447)	(4,446)
Net (Loss) per share (basic and diluted)	.00	.00	.00	.00
Weighted average shares outstanding (basic and diluted)	43,539,291	43,539,291	43,539,291	43,539,291

ITEM 14.	CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURES

SHEARSON has changed accountants since its formation and there are no disagreements with the findings of its accountants.

The Accountants formerly were Rosen and Rosen, New York, New York. The Accountants currently are Semple, Marchal & Cooper, LLP, Phoenix, Arizona.

ITEM 15.	FINANCIAL STATEMENTS AND EXHIBITS.

An index to and description of the financial statements filed as part of this Form 10 is contained in the section above.

Exhibit No.	Description

3.1	Articles of Incorporation, as amended, of the Registrant

3.2	By-laws of the Registrant

4.1	Specimen Stock Certificate of the Registrant

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized on
March 31, 2010.

SHEARSON AMERICAN REIT, INC.

/s/ John Williams
John Williams
Chairman, Chief Executive Officer

Pursuant to the requirements of the Securities Exchange Act of 1934, this Registration Statement has been signed by the following persons in the capacities indicated on January 30, 2009.

Signature	Title

/s/ John Williams	Chief Executive Officer
John Williams

/s/ John D. Glassgow	Chief Financial Officer
John D. Glassgow